UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2010
TTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA	92704

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 327-3000
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On March 12, 2010, TTM Technologies, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to consider and vote upon a proposal (the “Proposal”) to approve the issuance of 36,334,000 shares of the Company’s common stock in connection with the proposed acquisition of certain companies engaged in the printed circuit board business pursuant to the terms of a Stock Purchase Agreement, dated as of November 16, 2009, among the Company, Meadville Holdings Limited, MTG Investment (BVI) Limited, TTM Technologies International, Inc., and TTM Hong Kong Limited.
Only the stockholders of record at the close of business on February 1, 2010 (the “Record Date”) were entitled to vote at the Special Meeting. As of the Record Date, there were outstanding 43,186,855 shares of the Company’s common stock. 37,114,458 shares were represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting.
The results of the vote to approve the Proposal were as follows:

			BROKER
FOR	AGAINST	ABSTENTIONS	NON-VOTES
36,854,622	77,370	182,466	0
The Proposal received the necessary vote in favor to be adopted by the Company’s stockholders at the Special Meeting.
On March 9, 2010 (Hong Kong time), at a general meeting of the shareholders of Meadville Holdings Limited, the requisite shareholders adopted a resolution approving the proposed acquisition.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2010	TTM TECHNOLOGIES, INC.
	By:	/s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer